EXHIBIT 10.2
                                 ------------

              AGREEMENT FOR PURCHASE AND SALE OF PREFERRED SHARES
              ---------------------------------------------------

This AGREEMENT FOR PURCHASE AND SALE OF PREFERRED SHARES (the "Agreement") is made and entered into as of the 30th day of August, 1996 by Global Equity Corporation, a corporation incorporated under the laws of Ontario, Canada and having its principal place of business at 30A Hazelton Avenue, 4th Floor, Toronto, Ontario, CANADA M5R 2E2 (the "Purchaser"); and Satellite Information Systems Company, a corporation formed under the laws of the state of Colorado and having its principal place of business at 7464 Arapahoe Avenue, Suite B-17, Boulder, Colorado 80303 (the "Seller").

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 4,000,000 authorized and newly-issued preferred shares (the "Preferred Shares") for an aggregate purchase price of $1,000,000 subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants, conditions, representations, warranties, and agreements contained herein, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:


                                   ARTICLE I

                             SALE AND PURCHASE OF
                               PREFERRED SHARES
                             --------------------

1.01 Subject to the terms and conditions of this Agreement, Seller agrees to issue and sell 4,000,000 validly authorized and newly-issued Preferred Shares of Seller to Purchaser on the Closing Date (as defined in Section
       1.03 below).

1.02 Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Preferred Shares and to pay Seller in full and complete consideration the aggregate amount of one million dollars (U.S. $1,000,000).

1.03 The purchase and sale of the Preferred Shares shall take place at Purchaser's offices at 875 Prospect Street, Suite 301, La Jolla, California 92037 on September 9, 1996 or at such other place or at such other date as may be agreed upon by the parties (the "Closing Date").


                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                                  THE SELLER
                       ---------------------------------

Seller represents and warrants to Purchaser as follows:

2.01 The Seller and its 80%-owned subsidiary, Event Marketing Systems International, Inc. ("Subsidiary") are duly organized, validly existing, and in good standing under the laws of their state of incorporation and are duly qualified to do business in such state.

2.02 The execution and delivery of this Agreement and the performance of the transactions contemplated herein including the creation, issuance, and sale of the Preferred Shares, have been duly approved by all necessary action on the part of the Seller and do not and will not violate any provision of law, any order of any court to the best of Seller's and its shareholders' and directors' knowledge or other agency of government, the governing documents of the Seller, or any provisions of any indenture, agreement or other instrument to which the Seller or any of its properties is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture agreement or instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller. This Agreement has been duly authorized, executed, and delivered by the Seller and constitutes the legal, valid, and binding obligations of the Seller, enforceable in accord with its terms.

2.03 The Preferred Shares have been duly and validly created, authorized, and allotted for issuance to Purchaser and when issued shall be validly, issued and outstanding, fully paid and non-assessable, and free and clear of all liens, charges, encumbrances, and adverse claims.

2.04 The Preferred Shares to be issued to Purchaser by Seller have the following terms:

       The Preferred Shares shall pay quarterly non-cumulative dividends at the rate of 7% per annum;

       - Each Preferred Share shall be entitled to one vote on a combined basis with the Common Shares on all matters properly submitted to the shareholders for their vote;

       -   The Preferred Shares shall not be redeemable; and

       - Each Preferred Share shall be convertible into one Common Share of Seller at any time in accord with Section 2.16 within three years of the Closing Date. When and if Purchaser converts any of its Preferred Shares to Common Shares, all of Purchaser's Preferred Shares shall be converted at that time to Common Shares.

2.05 The Common Shares issuable to Purchaser upon conversion of the Preferred Shares shall be validly issued and outstanding, fully paid and non-assessable, and free and clear of all liens, charges, encumbrances, and adverse claims.

2.06 There is no consent, approval, authorization, order or agreement of any governmental agency or body or any court or any other person, including without limiting the generality of the foregoing, any securities commission, stock exchange or similar authority not obtained and not in effect which may be required for the valid issuance and delivery of the Preferred Shares to the Purchaser.

2.07 The Seller has furnished to Purchaser audited consolidated financial statements of the Seller for the fiscal year ended June 30, 1995 and unaudited financial statements of the Seller for the quarters ending September 30, 1995, December 31, 1995, and March 31, 1996. Each of said financial statements has been prepared in accord with GAAP accounting principles consistently applied and fairly presents Seller's financial position as of its respective date. Since March 31, 1996, there have been no material adverse changes in the business, condition, or prospects, financial or otherwise, of Seller.

2.08 There is no action, suit, investigation, or proceeding pending or to the Seller's knowledge, threatened against the Seller or Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition or business of the Seller or its subsidiary.

2.09 The Seller and Subsidiary have good title to all of their properties and assets, free and clear of all liens except as set forth in the financial statements specified in Section 2.07 above.

2.10 The Seller and Subsidiary have filed all federal, state, and other tax returns required to be filed and have paid all taxes due.

2.11 Each pension plan maintained by the Seller, now or in the past, is fully funded and no accumulated funding deficiency exists. Each such pension plan is in material compliance with ERISA.

2.12 The Seller and Subsidiary are not in default on any loan and no condition exists which currently, or upon notice or the passage of time, would permit a lender to accelerate the maturity of any debt except as disclosed in the Form 10-KSB as of June 30, 1995 and the Form 10-QSB as of March 31, 1996 filed by Seller with the SEC.

2.13 The Seller and Subsidiary are not in violation of any applicable law, rule, or regulation or in default under any indenture, lease, instrument, or other agreement to which the Seller or Subsidiary is a party.

2.14 The Seller and Subsidiary have full corporate power and legal right to carry on their businesses. All material approvals, permits, licenses, authorizations, consents and permits, if any, required, by federal, state, or local law, rule or ordinance have been obtained and are valid and in full force and effect.

2.15 The authorized capital stock of Seller as of the date hereof consists of 100,000,000 Common Shares of which 5,142,687 are validly issued and outstanding, and 100,000,000 Preferred Shares, of which 4,000,000 will be validly issued and outstanding when issued to Purchaser on Closing Date.

2.16 The Certificate of Designations of Rights and Preferences of the Preferred Stock shall provide, inter alia, that the Preferred Stock shall be convertible into Common Stock at any time on or after the period of time commencing the earlier of (i) one year from the date of issue or (ii) the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of the Seller's Common Stock, no par value ("Conversion Stock"), issuable upon such conversion. The holder of the Preferred Stock shall also be granted a one-time demand registration right to have registered under the Securities Act the Conversion Stock on a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Seller shall agree to cause to be filed with the Securities and Exchange Commission a Registration Statement within ninety (90) days following the date of such demand and to keep such Registration Statement effective for a period of not less than sixty
       (60) days. All costs of preparing, filing and maintaining the effectiveness of the Registration Statement shall be borne by the Seller.

2.17 Except as disclosed on Schedule 2.17 attached hereto, there are no other agreements relative to registration rights of Seller's stock.

2.18 Except as disclosed on Schedule 2.18 attached hereto, there are no agreements with any shareholder(s) of Seller relative to election of Directors to Seller's Board of Directors.

2.19 Seller owns all licenses, patents, trade secrets, copyrights, trademarks, service marks, trade secrets, trade names and other intellectual property (collectively "Intellectual property") necessary to carry on its business as presently conducted and as presently proposed to be conducted. Set forth in Schedule 2.19 attached hereto is a true and complete list of:

       a. all Intellectual Property for which registrations have been issued or applications filed therefor, by the Seller or any Subsidiary; and

       b. all material licenses related to Intellectual Property to which Seller or any Subsidiary is a party (including, as to each such license, the name of the licensor or licensee, as applicable, a description of the subject matter of the license, basic royalty rate, termination date, renewal option, and whether any advance royalty payments are required.)

       Seller or a Subsidiary owns all of the Intellectual Property registrations and applications therefor listed in the Disclosure Schedule, free and clear of all liens, encumbrances or rights to any other person, corporation or other entity, and the Seller or a Subsidiary has the unqualified right to bring actions for the infringement thereof. All Intellectual Property applications and registrations are duly authorized, issued, valid, and have not been canceled, and the Seller is not aware of any facts which would invalidate or render any of them unenforceable. No person has asserted any royalty claim or other claim whatsoever, including but not limited to claims of ownership, direct or indirect, in respect of any Intellectual Property owned by, used by, or useful to the Seller or any Subsidiary in respect of which or by reason of which the Seller or any Subsidiary is, or may become, indebted in any respect whatsoever to any such person, his heirs or assigns. Neither the Seller nor any Subsidiary is, nor have any of them received, any notice alleging that the Seller or any Subsidiary is, infringing upon, likely to infringe upon, or otherwise acting adversely to any known right or claimed right of any person under or with respect to any Intellectual Property.

2.20 Seller agrees that no proceeds, with the exception of $200,000, from the sale of Preferred Shares to Purchaser shall be used in any manner by Seller, until Seller's budget has been approved in accordance with
       Section 5.07.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASER
                        ------------------------------

3.01 The Purchaser is duly organized, validly existing, and in good standing under the laws of Ontario, Canada.

3.02 The Purchaser has the legal capacity to execute this Agreement and all necessary approvals have been given to authorize Purchaser to execute this Agreement.

3.03 This Agreement constitutes a legal, valid, binding, and enforceable, obligation of Purchaser.

3.04 Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares. The Purchaser has sufficient knowledge and experience in investing in companies to enable it to evaluate the risks and merits of purchasing the Preferred Shares, and is able financially to bear the risk of said purchase. Purchaser is purchasing the Preferred Shares for its own account for the purposes of investment and not with a view to or for sale in connection with any distribution of the Preferred Shares. Purchaser understands that the Preferred Shares have not been registered under the Securities Act.

3.05 There is no action, suit, investigation, or proceeding pending or to Purchaser's knowledge, threatened which questions the legality or validity of the Purchaser's purchase of the Preferred Shares.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

4.01 Seller and Subsidiary shall not pay any dividends on any class of stock whether created or issued before or after the Closing Date except for dividends payable on the Preferred Shares issued to Purchaser under this Agreement, without the approval of the designated representative of Purchaser on Seller's Board of Directors.

4.02 Seller and Subsidiary shall not create or issue new stock of any class or type, or issue stock in an existing class of stock, without the approval of the designated representative of Purchaser on Seller's Board of Directors. The provisions of this section shall not be applicable to stock options and warrants outstanding on the Closing Date per the attached Schedule 4.02.

4.03 Seller and Subsidiary shall not create, assume, or incur any indebtedness or other obligation directly or indirectly, through one transaction or in a series of transactions, in excess of amounts contemplated by Seller's annual budget approved in accordance with
       Section 5.07, without the approval of the designated representative of Purchaser on Seller's Board of Directors.

4.04 Seller shall not acquire or dispose of assets of Seller and its Subsidiary directly or indirectly, through one transaction or in a series of transactions, in excess of amounts contemplated by Seller's annual budget approved in accordance with Section 5.07, without the approval of the designated representative of Purchaser on Seller's Board of Directors.

4.05 Seller and Subsidiary shall not grant or award new stock options or grants in an existing stock option plan or similar compensation plan, or create a new stock option plan or similar compensation plan without the approval of the designated representative of Purchaser of Seller's Board of Directors.

4.06 Neither Seller nor its Subsidiary shall knowingly enter into any transaction or perform any act which would be prohibited by any statute, rule, or regulation of any governmental body which would have a material adverse effect on Seller's operations or assets.

4.07 Upon conversion of Purchaser's Preferred Shares to Common Shares of the Seller, these Covenants shall no longer be in effect.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS
                             ---------------------

Seller agrees that, so long as Purchaser owns any Preferred Shares of Seller:

5.01 As promptly as possible, Seller shall furnish to Purchaser all audited annual GAAP consolidated financial statements, beginning with the fiscal year ending June 30, 1996.

5.02 As promptly as possible after the end of each quarter, Seller shall furnish to Purchaser GAAP consolidated financial statements, certified by Seller's Chief Financial Officer, beginning with the quarter ending September 30, 1996.

5.03 As promptly as possible, Seller will furnish to Purchaser copies of all material filed with the SEC, NASDAQ, or any other securities regulatory authority.

5.04 As promptly as possible, Seller shall furnish to Purchaser copies of all proxy statements and other material sent to Seller's shareholders.

5.05 Seller and its subsidiary shall comply with all laws, rules, regulations, and orders of any governmental authority.

5.06 Effective on the Closing Date, and so long as Purchaser shall own any Preferred Shares of Seller, Seller shall take all necessary action to establish the size of its Board of Directors at five (5) directors and Seller shall take all necessary and appropriate action to elect or appoint two representatives designated by Purchaser to Seller's Board of Directors. Seller will recommend the nomination and election of the two representatives designated by Purchaser for election to Seller's Board of Directors, and Seller will use its best efforts to accomplish the election of said two representatives within ten (10) days of Closing Date.

5.07 Seller shall have prepared a budget for fiscal year 1997 by September 30, 1996, which budget must have received the approval the designated representative of Purchaser on Seller's Board of Directors. For every subsequent fiscal year, Seller shall have a budget approved by the designated representative of Purchaser on Seller's Board of Directors.

5.08 Upon conversion of Purchaser's Preferred Shares to Common Shares of the Seller, these Affirmative Covenants shall no longer be in effect.

5.09 Within ten (10) calendar days of the end of each month, Seller shall furnish to Purchaser monthly management accounts, which shall include monthly budget variance reports.


                                  ARTICLE VI

                         CONDITIONS TO THE OBLIGATIONS
                                 OF PURCHASER
                         -----------------------------

The obligation of the Purchaser to purchase the Preferred Shares on the Closing Date is, at the Purchaser's option, subject to the satisfaction on or before the Closing Date, of each of the following conditions:

6.01 The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Seller shall have certified on behalf of the Seller to the Purchaser in writing to such effect.

6.02 The Seller shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Seller shall have certified on behalf of the Seller to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied (or waived, if applicable).

6.03 All corporate and other proceedings to be taken by the Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel.

6.04 The Purchaser and its counsel shall have received copies of the following documents:

       a. Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Colorado and a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Seller and its subsidiary;

       b. A certificate of the Secretary of the Seller dated the Closing Date certifying: (i) that attached thereto is a true and complete copy of the By-laws of the Seller as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Seller authorizing the execution, delivery and performance of this Agreement and the creation, issuance and delivery of the Preferred Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and
           (iii) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (a) above; and

       c. Such additional supporting documents and other information with respect to the operations and affairs of the Seller as the Purchaser or its counsel reasonably may request.

6.05   The Seller shall have tendered to the Purchaser the following:

       a.  The Preferred Shares in the form of Exhibit A hereto;

       b. The opinion of counsel to Seller in form and substance satisfactory to the Purchaser and its counsel, to the effect that: (i) the Seller and its subsidiary are duly organized, validly existing and in good standing under the laws of the state in which they are organized and are duly qualified to transact business in each such state; (ii) this Agreement and the Preferred Shares have been duly approved by all necessary action on the part of the Seller in the shareholders and directors of Seller and this Agreement, assuming due execution thereof by the Purchaser, is the valid and binding agreement of the Seller enforceable in accordance with its terms except as the enforcement of such agreements may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and that the remedy of specific performance is subject to the discretion of the court before which proceedings therefor are brought; (iii) the Preferred Shares have been validly issued, fully paid, and non-assessable; (iv) the Certificate of Designations of Rights and Preferences of the Preferred Shares has been adopted by all necessary corporate action of Seller and has been filed with the appropriate government entity and all rights, preferences and privileges accorded the Preferred Shares therein are valid and enforceable in accordance with its terms; and (v) the Common Shares to be issued upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable shares of the Seller's Common Shares.

6.06 Purchaser shall have approved, in the sole and absolute discretion of Purchaser, the Certificate of Designations of Rights and Preferences of the Preferred Stock.


                                  ARTICLE VII

                         CONDITIONS TO THE OBLIGATIONS
                                 OF THE SELLER
                         -----------------------------

The obligation of the Seller to issue and sell the Preferred Shares to the Purchaser on the Closing Date is, at the Seller's option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

7.01 The representations and warranties contained in Article III shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Secretary of the Purchaser shall have certified to such effect to the Seller in writing.

7.02 All corporate and other proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Seller and its counsel.

7.03 Purchaser shall deliver to Seller the sum of $1,000,000 in immediately available funds payable by wire transfer to account designated by Seller in writing.


                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

8.01 Each party hereto will pay its own expenses in connection with the transactions contemplated hereby. Each party will use its own accountants, legal counsel, and other experts.

8.02 All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

8.03 All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail or sent by facsimile, as follows:

       If to Seller:                        If to Purchaser:

       Michael J. Ellis                     John R. Hart
       President and CEO                    President and CEO
       7464 Arapahoe Avenue, Suite B-17     30A Hazelton Avenue, 4th Floor
       Boulder, Colorado  80303             Toronto, Ontario  M5R 2E2
                                            CANADA
       Fax #:  (303) 449-0239
                                            Fax #:  (416) 925-5633

8.04 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada and the federal laws of Canada applicable therein.

8.05 This Agreement may not be amended or modified, and no provision may be waived, without the written consent of Seller and Purchaser.

8.06 Purchaser and Seller shall indemnify and hold harmless each other against all loss, liability, damage and expense suffered as a result of or arising from any inaccuracy or breach of the representations and warranties or conditions in this Agreement.

This Agreement has been executed by and on behalf of the parties on the date first written above.

GLOBAL EQUITY CORPORATION


--------------------------------------
John R. Hart
President and CEO


SATELLITE INFORMATION SYSTEMS COMPANY


--------------------------------------
Michael J. Ellis
President and CEO